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                       Securities and Exchange Commission
                             Washington, D.C. 20549

                                    Form 8-K

                                 Current Report

     Pursuant to section 13 or 15(d) of the Securities Exchange Act of 1934

                                  March 4, 2004


                                County Bank Corp
        Michigan      Commission file number 0-17482      EIN 38-0746239
                      83 W. Nepessing St. Lapeer, MI 48446
                                 (810) 664-2977



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Item 9.  Regulation FD Disclosure.
                                                           FOR IMMEDIATE RELEASE
                                                                   March 3, 2004
                                                      CONTACT:  Danielle Portice
                                                         (810) 664-2977 ext. 339

                                  NEWS RELEASE

        The Board of Directors of County Bank Corp, the holding company of Lapeer County Bank & Trust Co., declared a quarterly cash dividend of $.26 per share during its regularly scheduled meeting on February 18, 2004. The dividend is payable on March 31, 2004, to shareholders of record on March 17, 2004.
        President Curt Carter is pleased to announce that this dividend is the 154th consecutive cash dividend paid to shareholders.
        Through the end of December 2003, total assets grew to $248,662,000 compared to $240,316,000 in December 2002. Earnings per share totaled $3.08 in 2003 and shareholders' equity reached $31,354,000 on December 31, 2003.



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                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed by the undersigned hereunto duly authorized.


                                                   County Bank Corp



                                                   /s/ Joseph H. Black
                                                   -----------------------------
                                                   Joseph H. Black
                                                   Treasurer and Chief Financial
                                                   Officer


Date: March 4, 2004